UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 14, 2018 (December 13, 2018)

Monroe Capital Income Plus Corporation

(Exact name of registrant as specified in its charter)

Maryland	000-5941	83-0711022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 South Wacker Drive, Suite 6400 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(312) 258-8300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Custody Agreement

On December 12, 2018, the Company and U.S. Bank National Association (in such capacity, the “Custodian”) entered into a custody agreement (the “Custody Agreement”), pursuant to which the Custodian was appointed to serve as the Company’s custodian to hold securities, loans, cash, and other assets on behalf of the Company. Either party may terminate the Custody Agreement at any time upon ninety (90) days’ prior written notice.

The foregoing description of the Custody Agreement, as set forth in this Item 1.01, is a summary only and is qualified in its entirety by reference to the text of the Custody Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Transfer Agent Agreement

On December 13, 2018, the Company and U.S. Bank National Association (in such capacity, the “Transfer Agent”) entered into a transfer agent agreement (the “Transfer Agent Agreement”), pursuant to which the Transfer Agent was appointed to provide transfer agent services on behalf of the Company. Either party may terminate the Transfer Agent Agreement at any time upon ninety (90) days’ prior written notice.

The foregoing description of the Transfer Agent Agreement, as set forth in this Item 1.01, is a summary only and is qualified in its entirety by reference to the text of the Transfer Agent Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Custody Agreement between Monroe Capital Income Plus Corporation and U.S. Bank National Association, as custodian

10.2	Transfer Agent Agreement between Monroe Capital Income Plus Corporation and U.S. Bank National Association, as transfer agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONROE CAPITAL INCOME PLUS CORPORATION

By:	/s/ Aaron D. Peck
Name:	Aaron D. Peck
Title:	Chief Financial Officer, Treasurer and Corporate Secretary

Date: December 14, 2018